UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2020

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AECOM To Appoint W. Troy Rudd as Chief Executive Officer

On June 15, 2020, AECOM (the “Company”) announced that W. Troy Rudd, who has served as the Company’s Executive Vice President and Chief Financial Officer since October 2015, will be appointed Chief Executive Officer of the Company effective October 1, 2020, to succeed Michael S. Burke, who previously announced his plans to retire.

Mr. Rudd, age 55, has extensive leadership experience at the Company, having served as the Executive Vice President and Chief Financial Officer since October 2015. He previously served in leadership roles at the Company as Chief Operating Officer, Design Consulting Services (“DCS”) Americas and Chief Financial Officer, DCS Global from November 2014 to October 2015. He also served as Senior Vice President, Corporate Finance and Treasurer from 2012 until October 2015. Mr. Rudd joined AECOM in 2009 as Vice President, Financial Planning and Analysis. Prior to joining AECOM, he spent 10 years as a partner with KPMG LLP, where he held various leadership roles. Mr. Rudd earned a Bachelor of Science from the University of British Columbia and a Master of Science in Taxation from Golden Gate University.

On June 13, 2020, in connection with Mr. Rudd’s appointment as Chief Executive Officer, the Company entered into a letter agreement with Mr. Rudd (the “Rudd Letter Agreement”) setting forth the terms of his employment and compensation while serving as Chief Executive Officer. The Rudd Letter Agreement provides for: (i) a base salary of $1,000,000 per year; (ii) participation in the Company’s Executive Incentive Plan (the “EIP”) with a target award opportunity equal to 125% of his base salary; and (iii) a long-term equity incentive award for fiscal year 2021 with a target grant date fair value equal to $4,750,000, to be made in the form of a mix of restricted stock units (“RSUs”) and performance earnings program units (“PEPs”), as determined by the Compensation and Organization Committee of the Board of Directors of the Company (the “Compensation Committee”). The RSUs will be granted on the date of his succession to CEO and the PEPs will be granted at the time such awards are customarily made in December of 2020. The Rudd Letter Agreement also provides for a grant of performance vesting non-qualified stock options (the “Option Award”) with an aggregate grant date value equal to $3,000,000. The Option Award will be granted on the succession date and have both a five year pro rata service vesting requirement and a stock price performance vesting requirement tied to increases in the Company’s stock price during the period from the date of grant through the fifth anniversary thereof. If Mr. Rudd’s employment terminates due to his death or disability or his retirement with the approval of the Board of Directors of the Company (the “Board”), the service vesting requirement of the Option Award will be deemed satisfied; however, if the stock price performance goals are not achieved prior to the earlier of the fifth anniversary of the date of grant or the date Mr. Rudd’s employment terminates, the unvested portion of the Option Award will be forfeited. If Mr. Rudd’s employment is terminated by the Company other than for “cause” or due to his death or disability (and other than a termination in connection with a change in control of the Company) or he terminates his employment due to a material breach of the Rudd Letter Agreement by the Company which remains uncured, he will receive (i) his accrued compensation; (ii) a lump sum payment equal to two (2) times his base salary; (iii) a prorated target bonus for the fiscal year in which the termination occurred based on the number of days of service in the fiscal year; (iv) two years of additional service vesting credit for purposes of his outstanding equity awards (including the Option Award); and (v) a lump sum payment in respect of healthcare premiums multiplied by 24 months, subject to the execution of a separation and release agreement. In addition, Mr. Rudd will continue to participate in the Company’s Change in Control Severance Policy for Key Executives (the “CIC Policy”), but with a two (2) times severance multiple. The Rudd Letter Agreement contains customary restrictive covenants, including obligations with respect to confidentiality and restrictions on soliciting the Company’s employees and customers.

AECOM To Appoint Lara Poloni as President

Also on June 15, 2020, the Company announced that Lara Poloni will be appointed President of the Company effective October 1, 2020.

Ms. Poloni, age 51, was appointed Chief Executive of Europe, Middle East, India and Africa (“EMIA”) in October 2017. EMIA was reorganized in October 2018 to Europe, Middle East and Africa (“EMEA”). Ms. Poloni previously served the Company as Chief Executive of Australia New Zealand (“ANZ”) from July 2014 to September 2017, Managing Director of the Southern Australian Region from June 2012 to June 2014, Managing Director of Environment ANZ from 2009 to 2012 and Group Leader of Transportation VicSA from October 2006 to July 2009. Prior to joining AECOM, Ms. Poloni worked in the planning, assessment and development of major infrastructure in the transport, energy and telecommunications sectors, serving as Group Manager of Planning and Environment for civil engineering firm Maunsell from January 2002 to September 2006. She is a member of the World Economic Forum’s Global Future Council on Infrastructure and was also previously a Board Member of Infrastructure Partnerships Australia. Ms. Poloni earned a Bachelor of Arts from Monash University and a Graduate Diploma in Urban Policy Planning from the Royal Melbourne Institute of Technology.

On June 14, 2020, in connection with Ms. Poloni’s appointment as President, the Company entered into a letter agreement with Ms. Poloni (the “Poloni Letter Agreement”) setting forth the terms of her employment and compensation while serving as President. The Poloni Letter Agreement provides for: (i) a base salary of $750,000 per year; (ii) participation in the EIP with a target award opportunity equal to 110% of her base salary; and (iii) a long-term equity incentive award for fiscal year 2021 with a target grant date fair value equal to $1,725,000, to be made in the form of a mix of RSUs and PEPs, as determined by the Compensation Committee. The RSUs will be granted on the date of Ms. Poloni’s succession to President and the PEPs will be granted at the time such awards are customarily made in December of 2020. If Ms. Poloni’s employment is terminated by the Company other than for “cause” or due to her death or disability (and other than a termination in connection with a change in control of the Company) or she terminates her employment due to a material breach of the Poloni Letter Agreement by the Company which remains uncured, she will receive (i) her accrued compensation; (ii) a lump sum payment equal to one (1) times her base salary; (iii) a prorated target bonus for the fiscal year in which the termination occurred based on the number of days of service in the fiscal year; (iv) two years of additional service vesting credit for purposes of her outstanding equity awards; and (v) a lump sum payment in respect of healthcare premiums multiplied by 12 months, subject to the execution of a separation and release agreement. In addition, Ms. Poloni will continue to participate in the CIC Policy at her current severance multiple of 1.5. The Poloni Letter Agreement contains customary restrictive covenants, including obligations with respect to confidentiality and restrictions on soliciting the Company’s employees and customers.

Resignation of Peter A. Feld

Effective June 12, 2020, Peter A. Feld, a Managing Member of Starboard Value LP, resigned from the Board based on his disagreement with the Board in connection with the CEO search process and other policies and procedures of the Board. Mr. Feld delivered a letter to the Board regarding his resignation, a copy of which is attached as Exhibit 17.1. Mr. Feld was Chair of the Board’s CEO Search Committee and a member of the Compensation and Organization Committee and the Nominating and Governance Committee.

Item 7.01. Regulation FD Disclosure.

On June 15, 2020, the Company issued a press release announcing that Mr. Rudd will be appointed Chief Executive Officer and Ms. Poloni will be appointed President, in each case effective October 1, 2020, as described above in Item 5.02, and reaffirming the Company’s fiscal 2020 financial guidance.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Letter, dated June 12, 2020, from Peter A. Feld to the Board of Directors of AECOM

99.1	Press Release, dated June 15, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Dated: June 15, 2020	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer

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